Exhibit 31.2

Certification of the Chief Financial Officer

I, Emmett A. Pepe, certify that:

1.	I have reviewed Amendment No. 2 to annual report on Form 10-K/A of GSE Systems, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2024	/s/ Emmett A. Pepe
Emmett A. Pepe
Chief Financial Officer (Principal Financial and Accounting Officer)